SECURITIES PURCHASE AGREEMENT

This **SECURITIES PURCHASE AGREEMENT** (this "**Agreement**"), dated as of February 17, 2020, is entered into by and between IOTA COMMUNICATIONS, INC., a Delaware corporation, (the "**Company**"), and, RODNEY D. SPEIGHT an individual residing at 801 Woodland Drive, Greensboro, NC 27408 (the "**Buyer**").

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1933, as amended (the "**1933 Act**").

B. Upon the terms and conditions stated in this Agreement, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Promissory Note of the Company("**Note**"), in the form attached hereto as **Exhibit A**, in the principal amount of $300,000.00, and (ii) One Million (1,000,000) common shares in the Company ("**Inducement Shares**" and, together with the Note, the "Securities").

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Buyer agrees to purchase (i) the Note, in an aggregate principal amount of $300,000, and (ii) 1,000,000 Inducement Shares. The Buyer shall deliver to the Company, via wire transfer, immediately available funds in the amount of US $300,000 (the "Purchase Price") and the Company shall deliver to the Buyer the Note, and the Inducement Shares, and the Company and the Buyer shall deliver any other documents or agreements related to this transaction.

1.1. Form of Payment. On the Closing Date, (i) the Buyer shall pay the purchase price of $300,000 (the "**Purchase Price**") for the Securities to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to a company account designated by the Company, in accordance with the Company's written wiring instructions, against delivery of the Securities, and (ii) the Company shall deliver such duly executed Securities on behalf of the Company, to the Buyer, against delivery of such Purchase Price. The Inducement Shares shall be issued to the Buyer on the Closing Date to a brokerage account designated by the Buyer, and the Company shall provide written evidence thereof from the Company's transfer agent.

1.2. Closing Date. The date and time of the issuance and sale of the Securities pursuant to this Agreement (the "**Closing Date**") shall be on February 18, 2020, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Governing Law; Miscellaneous.

2.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Philadelphia, Pennsylvania or in the federal courts located in Philadelphia, Pennsylvania. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision

shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

2.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.5. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

2.6. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days' advance written notice similarly given to each of the other parties hereto):

If to the Company, to:

Iota Communications, Inc.
Attn: Terrence DeFranco
600 Hamilton Street, Suite 1010
Allentown, PA 18101

If to the Buyer:

Rodney D. Speight
801 Woodland Drive
Greensboro, NC 27408

2.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; *provided, however*, that in the case of a merger, sale of substantially all of the Company's assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Company's consent thereto.

2.8. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.9. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

2.10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

2.11. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

2.12. Buyer's Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

2.13. Attorneys' Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses incurred by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

SUBSCRIPTION AMOUNT:

Purchase Price: $300,000.00

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

IOTA COMMUNICATIONS, INC.

By:________________________
Terrence DeFranco
Chief Executive Officer

THE BUYER:

By:________________________

EXHIBIT A

ATTACHED NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT.

IOTA COMMUNICATIONS, INC
PROMISSORY NOTE

Issue Date: February 18, 2020 Principal Amount: U.S. $300,000.00

For value received, **IOTA Communications, Inc.** (the "**Company**"), having its principal executive office at 600 Hamilton Street, Suite 1010, Allentown, PA 18101, promises to pay on or before March 31, 2020 (the "**Maturity Date**"), to Rodney D. Speight, having an address of 801 Woodland Drive, Greensboro, NC 27408, (together with its successors and assigns, the "**Holder**"), or any other bona fide holder of this Note, the Principal Amount specified above plus the amount of interest specified in Section 1 below, payable at the Maturity Date. The Holder has loaned to the Company $300,000 on the Issue Date as part of the Purchase Price as that term is defined in the Securities Purchase Agreement dated as of the date hereof between the Company and the Holder pursuant to which this Note has been issued.

(1) GENERAL TERMS

(a) Payment of Principal. The "Maturity Date" shall be March 31, 2020. On or before the Maturity Date, the Company shall pay to the Holder, in cash by wire transfer of immediately available funds to an account designated by the Holder, all Principal and accrued interest thereon.

(b) Interest. An interest charge of three percent (3%) per annum ("Interest Rate") shall be applied to the Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash.

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(2) EVENTS OF DEFAULT.

(a) An "Event of Default", wherever used herein, means any one of the

following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(iv) The Company fails to deliver any shares owed to the Holder.

(v) The Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

(b) Upon the occurrence of any Event of Default not cured within 7 business days, the Company shall issue additional common stock in the amount of one million shares per month, pro rated based on the number of calendar days that have elapsed following the Event of Default, until such time as the Event of Default is cured. The Holder shall also be awarded all of his costs of enforcing the terms of this Note and collecting any amounts due hereunder, including Holder's attorney's fees and expenses.

(3) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company's approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(4) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Iota Communications, Inc.
Attn: Terrence DeFranco
600 Hamilton Street, Suite 1010
Allentown, PA 18101
Email: tmdefranco@iotacommunications.com

If to the Holder:

Rodney D. Speight

801 Woodland Drive
Greensboro, NC 27408

(5) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania , without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Pennsylvania or in the federal courts located in the city and county of Philadelphia , in the Commonwealth of Pennsylvania. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(a) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

IOTA COMMUNICATIONS, INC.

By: ________________________
Name: Terrence DeFranco
Title: Chief Executive Officer